AIM FINANCAIL SERVICES                                            SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING  9/30/2006
FILE NUMBER 811-3826
SERIES NO.: 8


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                      $ 2,389
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                      $ 1,654
        Class C                                                        $ 636
        Investor Class                                              $ 18,018


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 29.65
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 29.46
        Class C                                                      $ 28.75
        Investor Class                                               $ 29.81